Exhibit 99.1

Total System Services, Inc.

1600 First Ave.	+1.706.649.2307
P.O. Box 2567	+1.706.649.5740
Columbus, GA 31902-2567	www.tsys.com

For immediate release.

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports Strong 13.7% Increase in Net Income for First Quarter 2007

Company Also Increases 2007 Net Income Guidance Range

Columbus, Ga., April 19, 2007 — TSYS today announced the results for the first quarter with revenues of $429.6 million, and a 13.7% increase in net income over the same period in 2006.

“We are extremely proud of our financial results for the first quarter and we are excited to announce a significant improvement in our guidance for 2007, which is a direct result of our robust core revenue growth and continued focus on streamlining costs,” said Philip W. Tomlinson, chairman and chief executive officer of TSYS.

“The results for the first quarter compared to last year are impressive, as the results for last year include revenues from two significant clients that deconverted after the first quarter of 2006. Our internal revenue growth in our core processing business was 12.3%, and new business, including acquisitions, added 20% of revenue growth, both of which helped overcome a 27% decline in revenues associated with deconverted portfolios. In addition, our international revenues for the first quarter grew 47% over last year, and we expect continued growth for the remainder of 2007,” said Tomlinson.

“Our team is committed to providing the highest quality of service faster, better, cheaper as well as smarter. The result of their efforts is clearly reflected in our expansion of operating margin, excluding reimbursable items, to 24.9% in the first quarter of 2007 over 21.8% in the same period of 2006. For the full year, we project this margin to be around 25%,” continued Tomlinson.

“Our strong operating results continue to produce internal operating funds, as demonstrated by the $66 million of cash generated from operating activities, which allows us the flexibility to pursue acquisitions and internal expansion,” said Tomlinson.

“On a non-GAAP (generally accepted accounting principles) basis, net income is now expected to increase between 20%-22% in 2007 compared to 2006. On a GAAP basis, TSYS’ 2007 net income is expected to be between 0%-2% as compared to 2006. We believe 2007 will be a year we will truly be proud of,” said Tomlinson.

— more —

2007

Financial Highlights

(dollars in millions, except earnings per share data)	Three Months Ended
	March 31,
	2007	2006	Percent Change
Revenues Before Reimbursables	$343.6	329.6	4.3%
Total Revenues	429.6	412.3	4.2%
Operating Income	85.7	71.9	19.2%
Net Income	57.3	50.4	13.7%
Basic EPS	0.29	0.26	14.0%
Diluted EPS	0.29	0.26	13.9%

Recent Highlights

•	TSYS completed the Capital One conversion in the first quarter of 2007.
•

TSYS signed a contract extension with Spira de México, S.A. de C.V., to continue processing its consumer-credit portfolio. Under terms of the agreement, TSYS will continue to provide risk management, portfolio management and reporting tools to Spira.

•

TSYS' PRIME card and merchant management system was chosen by Norway's largest financial-services group, DnB NOR Bank ASA, to manage the fast growing cards portfolio of its market leading credit card operator, DnB NOR Kort. DnB NOR Kort has plans to further expand its service solutions for DnB NOR Kort customers. With support from TSYS Card Tech, DnB NOR Kort is able to implement SEPA compliant technology with flexible cost effective software and leading edge customer services.

•	TSYS renewed merchant-processing service agreements with Sage Payment Solutions and Moneris Solutions covering its U.S. portfolio.
•	TSYS signed agreements to provide merchant-processing services for Clearent and National Processing Company, formerly Iron Triangle Payment Systems.

— more —

2007

Projected Outlook for 2007

Excluding the one time Bank of America contract termination fee in 2006 of approximately $68.9 million and the acceleration of amortization of Bank of America contract acquisition costs of approximately $6 million, net income is now expected to increase between 20%–22% in 2007 compared to 2006, versus previous guidance of an increase between 14%-17%. Based on GAAP, TSYS’ estimated 2007 net income is now expected to be between 0%–2% as compared to 2006, versus previous guidance of a decline between 5%–3%.

TSYS’ 2007 earnings guidance is based on the following assumptions:

1.     Including the Bank of America contract termination fee of approximately $68.9 million in 2006 and an acceleration of amortization of contract acquisition costs of approximately $6 million, estimated total revenues will decline 3%–2% in 2007. Excluding the termination fee and reimbursable items, revenues will increase by 3%-5% over 2006.

2.	J.P. Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS’ processing software in the third quarter of 2007.
3.	Expense reductions in employment, equipment, leases and other areas that are included in 2007 estimates will be accomplished.
4.	TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any significant impairment of goodwill or other intangibles.

Presentation of revenues and net income excluding the Bank of America termination fee, acceleration of amortization of contract acquisition costs and reimbursable items are non-GAAP financial measures. The following table reconciles the range of changes from 2006 to 2007, comparing non-GAAP financial measures to GAAP financial measures.

	Range of Guidance ($ in millions)
	2007 Forecast	2006 Actual	% change
Net income	$250 to $255	$249	0% to 2%
Less: termination fee, net of acceleration of amortization of contract acquisition costs, net of tax		($41)
Net income, excluding impact of termination fee, net of acceleration of amortization of contract acquisition costs	$250 to $255	$208	20% to 22%
Total revenues	$1,742 to $1,760	$1,787	(3%) to (2%)
Less: reimbursable items	($329)	($353)
Less: termination fee, net of related contract acquisition cost amortization*		($65)
Revenues, excluding reimbursable items and net termination fee	$1,413 to $1,431	$1,369	3% to 5%

*Note: TSYS accelerated the amortization of approximately $6 million in contract acquisition costs (comprised of $4 million of amortization related to payments for processing rights, which was recorded as a reduction of revenues, and $2 million of amortization expense related to conversion costs).

2007

TSYS believes the table above presents meaningful information to assist investors in understanding the company’s financial estimates for changes in total revenues and net income from 2006 to 2007 as a result of the Bank of America consumer portfolio deconversion as the non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results. The non-GAAP financial percentage changes should not be considered by themselves or as a substitute for the GAAP percentage changes year over year. The non-GAAP measures should be considered as an additional view of the way TSYS’ financial measures are affected by the one-time Bank of America contract termination fee, acceleration of amortization of contract acquisition costs and reimbursable items; and should be used in conjunction with all publicly filed financial statements and reports.

Conference Call

TSYS will host its quarterly conference call at 4:30 p.m. EDT, Thursday, April 19. The conference call can be accessed via simultaneous Internet broadcast at tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for 12 months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS is one of the world’s largest payment-services companies, offering a broad range of packaged or outsourced issuing and acquiring technologies that support consumer finance, credit, debit and prepaid services for financial institutions and retail companies worldwide. Based in Columbus, Ga., TSYS (NYSE: TSS) is 81-percent held by Synovus (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expectation that international revenue growth will continue in 2007, TSYS’ projection that its net operating margin, excluding reimbursable items, will be around 25% and TSYS’ expected net income growth for 2007, and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in net income for 2007: (1) including the Bank of America contract termination fee of approximately $68.9 million in 2006 and an acceleration of amortization of contract-acquisition costs of approximately $6 million, estimated total revenues will decline 3-2% in 2007 and excluding the termination fee and reimbursable items, estimated revenues will increase by 3%-5% over 2006; (2) JP Morgan Chase & Co. will discontinue its processing agreement according to the original schedule and will license TSYS' processing software in the third quarter of 2007; (3) expense reductions in employment, equipment, leases and other areas which are included in 2007 estimates will be accomplished; and (4) TSYS will not incur significant expenses associated with the conversion of new large clients and/or acquisitions, or any other significant impairment of goodwill or other intangibles. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, one or more of the assumptions upon which TSYS’ 2007 net income forecast is based are inaccurate. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K,

2007

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

— more —

2007